EXHIBIT 23.1

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-15187, 333-56189, 333-74805, 333-94725,
333-54696 and 333-76680) and the Registration Statements on Form S-3 (File Nos. 333-81745, 333-54850, 333-62730 and 333-71808) of Triangle Pharmaceuticals, Inc.
of our report dated February 8, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 22, 2002